UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 29, 2007

                                Greatbatch, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      1-16137                 16-1531026
          --------                      -------                 ----------
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)


                   9645 Wehrle Drive, Clarence, New York 14031
                   -------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (716)-759-6901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement


     On October 29, 2007, Greatbatch Ltd., a New York corporation ("Limited"), Cardinal Acquisition Corporation, a Delaware corporation ("Purchaser") and Quan Emerteq, LLC., a Minnesota limited liability company ("Seller") entered into an asset purchase agreement (the "Purchase Agreement") pursuant to which, subject to the satisfaction or waiver of the conditions therein, Purchaser will acquire substantially all of the assets of the Seller, for $55 million, increased or decreased by the working capital adjustment as set forth in the Purchase Agreement. Limited is an indirect wholly owned subsidiary of Greatbatch, Inc. ("Greatbatch") and Purchaser is a wholly owned subsidiary of Limited. Closing of the transaction is subject to satisfaction or waiver of several conditions set forth in the Purchase Agreement.


     The foregoing descriptions of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.


Section 8 - Other Events

Item 8.01 Other Events

     On October 29, 2007, Greatbatch issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that its subsidiary, Electrochem Commercial Power, Inc. has acquired substantially all of the assets of IntelliSensing LLC for approximately $3.9 million in cash. IntelliSensing, established in 2005 and based in Orchard Park, New York, designs and manufactures wireless sensor solutions that measure temperature, pressure, flow and other critical data.

     On October 30, 2007, Greatbatch issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that they have signed a definitive asset purchase agreement to acquire Quan Emerteq LLC for approximately $55 million in cash. The Company expects to close this transaction in November 2007. Quan Emerteq, based in Blaine, Minnesota, a suburb of Minneapolis, designs, develops and manufactures single use medical device products for the vascular, cardiac rhythm management and neurostimulation markets.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                           Title of Exhibit
-----------                           ----------------
2.1 Asset Purchase Agreement, dated as of October 29, 2007, among Greatbatch Ltd., Cardinal Acquisition Corporation and Quan Emerteq, LLC
99.1    Press Release of Greatbatch, Inc. dated October 29, 2007
99.2    Press Release of Greatbatch, Inc. dated October 30, 2007


Important Information

     The press releases filed as exhibits 99.1 and 99.2 hereto contain forward-looking statements, including statements regarding the anticipated closing date of the above described acquisitions, the expected effect of the acquisitions on Greatbatch's earnings per share and sales and their role in complementing and advancing Greatbatch's business. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Greatbatch's control. Among other things, these factors include the risk that the acquisitions will not be completed or are delayed. Other factors include the possibility that the expected financial and strategic benefits of the acquisitions are not realized in a timely manner or at all. For a further list and description of risks and uncertainties associated with Greatbatch's business, see their respective reports filed with the Securities and Exchange Commission, including the "Risk Factors" section in Greatbatch's most recent annual report on Form 10-K. Greatbatch disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GREATBATCH, INC.

Date:  November 1, 2007         By: /s/ Thomas J. Mazza
                                    --------------------------------------------

                                    Thomas J. Mazza
                                    Senior Vice President and Chief Financial
                                    Officer